                                                                     EXHIBIT 4.1

                              ACCESS HEALTH, INC.

                            STOCK OPTION AGREEMENT


I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------

     Thomas E. Gardner


     You have been granted an option to purchase Common Stock of Access Health, Inc., a Delaware corporation (the "Company"), subject to the terms and conditions of this Option Agreement, as follows:

     Date of Grant                     May 30, 1996
                                       -------------------------

     Vesting Commencement Date         May 8, 1997
                                       -------------------------

     Exercise Price per Share          $50.625
                                       -------------------------

     Total Number of Shares Granted    230,000
                                       -------------------------

     Total Exercise Price              $11,643,750
                                       -------------------------

     Type of Option:                          Incentive Stock Option
                                       -------
                                          X   Nonstatutory Stock Option
                                       -------

     Term/Expiration Date              May 30, 2006
                                       -------------------------


     Vesting Schedule:
     ----------------

     This Option shall be exercisable cumulatively to the extent of one-fifth of the total number of shares subject to the Option on the Vesting Commencement Date set forth above and an additional one-fifth of the total shares subject to the Option at the end of each 12-month period thereafter.

     Notwithstanding the foregoing, in the event of (i) a reorganization or merger of the Company with or into any other corporation which will result in the Company's shareholders immediately prior to such transaction not holding, as a result of such transaction, at least 50% of the voting power of the surviving or continuing entity; (ii) a sale of all or substantially all of the assets of the corporation which will result in the Company's shareholders immediately prior to such sale not holding, as a result of such sale, at least 5% of the voting power of the purchasing entity; or (iii) a transaction or series of related transactions which result in more than 50% of the voting power of the Company being controlled by a single holder, the Option shall become fully exercisable on the business day immediately preceding such reorganization, merger sale or transaction.

     Termination Period:
     ------------------

     This Option may be exercised to the extent exercisable on the date of termination for one (1) year after the date of termination of employment or consulting relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in Sections 8 and 9 of this Agreement, but in no event later than the Term/Expiration Date as provided above.


II.  AGREEMENT
     ---------

     1.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a) "Administrator" means the Board or any of its Committees, which
               -------------
Committees shall be constituted to satisfy Applicable Laws.

          (b) "Applicable Laws" means the legal requirements relating to the
               ---------------
administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.
               -----

          (d) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (e) "Committee"  means a Committee appointed by the Board.
               ---------

          (f) "Common Stock" means the Common Stock of the Company.
               ------------

          (g) "Consultant" means any person, including an advisor, engaged by
               ----------
the Company to render services and who is compensated for such services.

          (h) "Director" means a member of the Board.
               --------

          (i) "Disability" means total and permanent disability as defined in
               ----------
Section 22(e)(3) of the Code.

          (j) "Employee" means any person employed by the Company.
               --------

          (k) "Fair Market Value" means, as of any date, the closing sales price
               -----------------
(or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

          (l) "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (m) "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

          (n) "Share" means a share of the Common Stock, as adjusted in
               -----
accordance with Section 11 of this Agreement.

     2.   Grant of Option.  The Administrator hereby grants to the Optionee
          ---------------
named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price").

     This Option is not intended to qualify as an Incentive Stock Option under
Section 422 of the Code.

     3.   Exercise of Option.
          ------------------

          (a) Right to Exercise.  This Option is exercisable during its term in
              -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of this Option Agreement and any employment agreement between Optionee and the Company.

          (b) Method of Exercise.  This Option is exercisable (in whole or in
              ------------------
part) by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may reasonably be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares. To the extent that Exercise Shares are not promptly issued to the Optionee upon any exercise of the Option, the Company shall make the Optionee whole for any resulting expense or loss of benefit.

     4.   Method of Payment.  Payment of the aggregate Exercise Price shall be
          -----------------
by any of the following, or a combination thereof, at the election of the
Optionee:

          (a)   cash; or

          (b)   check; or

          (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, may reasonably require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option and to the extent reasonably required by the Administrator, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     5.   Non-Transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution or by gratuitous transfers to immediate family members or to trusts for their benefit (collectively, "Permitted Transferees") and may be exercised during the lifetime of Optionee only by the Optionee or by his Permitted Transferees. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     6.   Term of Option.  This Option may be exercised only within the term set
          --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.

     7.   Termination of Employment.  Upon termination of an Optionee's status
          -------------------------
as an Employee or Consultant (other than as a result of the Optionee's death or Disability), the Optionee may exercise his or her Option, but (except as otherwise provided in any written employment agreement between the Company and the Optionee) only within one (1) year of such date and only to the extent that the Optionee was entitled to exercise it at the date of such termination (and in no event later than the expiration of the term of such Option as set forth in this Agreement). Except as otherwise provided in any written employment agreement between the Company and the Optionee, to the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate. For purposes of this Section 7, an Optionee's change in status from: (i) Employee to Consultant, (ii) Consultant to Employee, or (iii)

Employee or Consultant to Officer shall not, unless otherwise reasonably determined by the Administrator, be considered a termination of status as an Employee or Consultant.

     8.   Disability of Optionee.  Upon termination of an Optionee's status as
          ----------------------
an Employee or Consultant as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within one (1) year of such date and only to the extent that the Optionee was entitled to exercise it at the date of such termination (and in no event later than the expiration of the term of such Option as set forth in this Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9.   Death of Optionee.  In the event of an Optionee's death, the
          -----------------
Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option by bequest or inheritance may exercise the Option, but only within one (1) year of such date and only to the extent that the Optionee was entitled to exercise it at the date of death (and in no event later than the expiration of the term of such Option as set forth in this Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     10.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or
          ------------------------------------------------------------------
Asset Sale.
----------

          (a)   Changes in Capitalization. Subject to any required action by the
                -------------------------
stockholders of the Company, the number of shares of Common Stock covered by the Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

          (b)   Dissolution or Liquidation.  In the event of the proposed
                --------------------------
dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least fifteen (15) days prior to the effective date of such proposed transaction. The Administrator may declare that the Option shall terminate as of a date determined by the Administrator and give the Optionee the right to exercise his or her Option as to all or any part of the optioned stock, including Shares which would not otherwise be exercisable. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          (c)   Merger or Asset Sale.  In the event of a merger of the Company
                --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, the Option will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

     11.  Tax Consequences.  Some of the federal and state tax consequences
          ----------------
relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)   Exercising the Nonqualified Stock Option ("NSO").  This Option
                ------------------------------------------------
does not qualify as an ISO. As a consequence, the optionee may incur regular federal income tax and state income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (b)   Disposition of Shares.  If the Optionee holds NSO Shares for at
                ---------------------
least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

     12. In the event of any inconsistency between the provisions of this Agreement and the provisions of any written employment agreement that the Company and Optionee may enter into, the provisions of the written employment agreement (to the extent more favorable to the Optionee) shall control.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted and governed by the terms and conditions of this Option Agreement. Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and understands the Option Agreement.


OPTIONEE:                                      ACCESS HEALTH, INC.


/s/ Thomas E. Gardner                          By: /s/ Kenneth B. Plumlee
---------------------                             ----------------------------
Signature

Thomas E. Gardner                              Title: Chairman
---------------------                                 ------------------------
Print Name

                                   EXHIBIT A
                                   ---------

                                EXERCISE NOTICE


Access Health, Inc.
11020 White Rock Road, Suite 100
Rancho Cordova, CA 95670

Attention:

          1.  Exercise of Option.  Effective as of today, __________, 199__, the
              ------------------
undersigned ("Purchaser") hereby elects to purchase __________ shares (the "Shares") of the Common Stock of Access Health, Inc. (the "Company") under and pursuant to the Stock Option Agreement dated as of October 30, 1996 (the "Option Agreement"). The purchase price for the Shares shall be $32.25, as required by the Option Agreement.

          2.  Delivery of Payment.  Purchaser herewith delivers to the Company
              -------------------
the full purchase price for the Shares.

          3.  Representations of Purchaser.  Purchaser acknowledges that
              ----------------------------
Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

          4.  Rights as Shareholder.  Subject to the terms and conditions of
              ---------------------
this Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment of the Exercise Price until such time as Purchaser disposes of the Shares.

          5.  Tax Consultation.  Purchaser understands that Purchaser may suffer
              ----------------
adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

          6.  Entire Agreement; Governing Law.  The Option Agreement is
              -------------------------------
incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by California law except for that body of law pertaining to conflict of laws.


Submitted by:                           Accepted by:

PURCHASER:                              ACCESS HEALTH, INC.


                                        By:
--------------------------                 ---------------------------
Signature

                                        Its:
--------------------------                  --------------------------
Print Name


Address:                                Address:
-------                                 -------

                                        11020 White Rock Road, Suite 100
--------------------------              Rancho Cordova, CA 95670




                                      -2-